EXHIBIT 99.1

                         [LOGO]Greater Community Bancorp

             55 Union Boulevard, P.O. Box 269, Totowa, NJ 07511-0269
                        (973) 942-1111 Fax (973) 942-9816
                            www.greatercommunity.com
                            ------------------------

    Greater Community Bancorp Reports Third Quarter 2005 EPS of $0.28, Up 12%


TOTOWA, N.J. -- October 19, 2005--Greater Community Bancorp (Nasdaq: GFLS) today reported net income for the third quarter of 2005 of $2.3 million, an increase of 14.8% over the $2.0 million reported for the third quarter of 2004. Diluted earnings per share were $0.28, an increase of 12.0% over the $0.25 reported for the prior-year third quarter.

For the first nine months of 2005, the Company reported net income of $6.6 million, an increase of 18.0% over the $5.6 million reported for the same period in 2004. Diluted earnings per share were $0.83, an increase of 15.3% over the $0.72 reported for the same period in the prior-year.

Total revenue, consisting of net interest income and non-interest income, was $9.7 million for the third quarter of 2005, an increase of 12.6% over the prior-year third quarter. Net interest income increased 18.7% to $8.3 million, reflective of growth in average earning assets of 11.9% for the period.

Interest paid on deposits continues to increase as a result of increased cost of funds coupled with an increase in average interest bearing deposits. The gradual rate increases by the Federal Reserve over the last several quarters have posed an additional challenge in managing net interest margin.

Non-interest income for the third quarter of 2005 was $1.4 million, a 13.8% decrease from the third quarter of 2004 as a result of a reduction in gain on sale of investment securities. Excluding securities gains, non-interest income increased moderately for the comparable periods.

Non-interest expense totaled $6.1 million for the third quarter of 2005, an increase of 9.9% over the third quarter of 2004. Salaries and benefits rose
9.7%, primarily the result of rising healthcare costs and normal salary adjustments. Nonetheless, the efficiency ratio improved to 62.4% from 66.3% in last year's third quarter.

At September 30, 2005, total assets were $917.8 million, an increase of 12.9% over the prior year. Loan and lease balances grew $68.0 million year-over-year, or 11.5%. Loan growth was funded primarily through deposit growth. Deposits increased 18.6%, and included 12.4% growth in non-interest bearing deposits. Core deposits now constitute 70.8% of total deposits.

Asset quality has improved from a year ago, continuing a positive trend. Non-performing assets declined from $3.8 million to $3.0 million at September 30, 2005. Non-performing assets constituted 0.32% of total assets, down from 0.47% twelve months ago. Loan and lease loss reserves were 1.42% of period-end loans and leases compared with 1.48% a year ago.

In September, the Board of Directors declared a $0.13 per share quarterly cash dividend, which represents an annualized cash dividend of $0.52 per share. Shareholders' equity totaled $62.7 million at September 30, 2005, up 13.9% from twelve months ago.

About the Company

Greater Community Bancorp is a financial holding company headquartered in Totowa, New Jersey. The Company operates fifteen full-service branches in the northern New Jersey counties of Bergen, Passaic and Morris through its three state-chartered commercial bank subsidiaries: Greater Community Bank, Bergen Commercial Bank and Rock Community Bank. The banking subsidiaries provide traditional commercial and retail banking services to small businesses and consumers. The Company through its banking subsidiary, Greater Community Bank, operates an equipment leasing and financing subsidiary, Highland Capital Corp. In addition, Greater Community Financial, a division of Greater Community Bank, provides a wide range of investment products and services exclusively through Raymond James Financial Services, Inc., member NASD/SIPC. (Securities are not FDIC insured or bank guaranteed, and are subject to risk and may lose value).

Forward-Looking Statements

This release contains forward-looking statements relating to present or future trends or factors affecting the banking industry, and specifically the financial condition and results of operations, including without limitation, statements relating to the earnings outlook of the Company, as well as its operations, markets and products. Actual results could differ materially from those indicated. Among the important factors that could cause results to differ materially are interest rate changes, continued softening in the economy, which could materially impact credit quality trends and the ability to generate loans, changes in the mix of the Company's business, competitive pressures, changes in accounting, tax or regulatory practices or requirements and those risk factors detailed in the Company's periodic reports and registration statements filed with the Securities and Exchange Commission. The Company undertakes no obligation to release revisions to these forward-looking statements or reflect events or circumstances after the date of this release.


CONTACT: At Greater Community Bancorp
Anthony M. Bruno, Jr., 973-942-1111 x 1001
anthony.bruno@greatercommunity.com
----------------------------------

SOURCE: Greater Community Bancorp


                                                    Greater Community Bancorp
                                                CONSOLIDATED FINANCIAL HIGHLIGHTS
                                                           (Unaudited)

                                                           3rd Qtr        2nd Qtr       1st Qtr        4th Qtr        3rd Qtr
(dollars in thousands, except per share data)               2005           2005          2005           2004           2004
-------------------------------------------------------------------------------------------------------------------------------
EARNINGS
   Net interest income                                  $     8,324    $     7,879    $     7,479    $     7,083    $     7,014
   Provision for loan and lease losses                          260            229            211            207            245
   Non-interest income                                        1,379          1,658          1,786          1,469          1,599
   Non-interest expense                                       6,053          6,039          5,854          4,690          5,507
   Net income                                                 2,268          2,211          2,163          2,156          1,976

PER SHARE DATA(1)
   Earnings per share - basic                           $      0.29    $      0.28    $      0.28    $      0.28    $      0.26
   Earnings per share - diluted                                0.28           0.28           0.27           0.27           0.25
   Book value per share                                        7.89           7.80           7.59           7.53           7.26
   Cash dividends per share                                    0.13           0.13           0.12           0.12           0.12

PERFORMANCE RATIOS
   Return on average assets                                    1.01%          1.02%          1.06%          1.05%          0.99%
   Return on average equity                                   14.54%         14.66%         14.77%         15.05%         14.80%
   Net interest margin (tax equivalent basis)                  4.06%          3.96%          4.00%          4.03%          3.85%
   Efficiency ratio                                           62.38%         64.68%         66.33%         54.84%         66.26%

MARKET DATA
   Market value per share - period end(1)               $     14.60    $     15.99    $     16.00    $     16.42    $     14.20
   Market value/book value                                     1.85           2.05           2.06           2.13           1.91
   Cash dividend yield(1)                                      3.53%          3.26%          3.04%          2.91%          3.36%
   Common stock dividend payout ratio                         46.43%         47.24%         42.86%         43.06%         46.68%
   Period-end common shares outstanding (000)(1)              7,945          7,871          7,801          7,759          7,585
   Common stock market capitalization ($Millions)            116.00         125.85         121.77         124.30         105.08

CAPITAL & LIQUIDITY
   Equity to assets                                            6.83%          6.78%          6.95%          7.08%          6.78%
   Average loans and leases to deposits                       93.46%         92.45%         97.56%         95.99%         92.82%

ASSET QUALITY
   Net loan and lease charge-offs                       $        66    $       212    $        23    $        23    $       120
   Net loan and lease charge-offs to average loans(2)          0.04%          0.13%          0.02%          0.02%          0.08%
   Nonperforming assets + 90 days past due              $     2,960    $     2,316    $     1,801    $     2,716    $     3,787
   NPAs + 90 day past due/ Total assets                        0.32%          0.26%          0.21%          0.33%          0.47%
   Allowance for loan and lease losses/ Total loans &          1.42%          1.43%          1.45%          1.46%          1.48%
leases

END OF PERIOD BALANCES
   Total loans and leases, net of unearned income       $   657,489    $   638,526    $   625,493    $   611,192    $   589,441
   Total assets                                             917,764        904,839        852,120        825,363        812,669
   Total deposits                                           723,588        712,880        663,649        603,950        610,183
   Shareholders' equity                                      62,712         61,360         59,191         58,424         55,083
   Full-time equivalent employees                               187            190            196            197            194

AVERAGE BALANCES
   Total loans and leases, net of unearned income       $   651,068    $   631,547    $   617,872    $   595,306    $   568,778
   Total earning assets                                     820,136        805,134        765,113        750,625        732,586
   Total assets                                             888,609        871,861        828,988        814,065        795,952
   Total deposits                                           696,597        683,133        633,332        620,167        612,760
   Shareholders' equity                                      61,868         60,495         59,375         57,001         53,125

(1) Restated for stock dividends.
(2) Annualized for comparative purposes.

Greater Community Bancorp
Consolidated Balance Sheets
(dollars in thousands, except per share data)


                                                                               September 30,
                                                                         ------------------------
                                                                            2005          2004
                                                                         ----------    ----------
                                                                               (Unaudited)
ASSETS
CASH AND DUE FROM BANKS - Non interest-bearing                           $   29,250    $   22,244
FEDERAL FUNDS SOLD                                                           42,300         7,600
                                                                         ----------    ----------
                 Total cash and cash equivalents
                                                                             71,550        29,844
DUE FROM BANKS - Interest-bearing                                            12,178         6,421
INVESTMENT SECURITIES - Available-for-sale                                   88,643       130,226
INVESTMENT SECURITIES - Held-to-maturity (aggregate fair values of
   $43,132 and $14,580 at September 30, 2005 and 2004, respectively)         43,484        14,581
                                                                         ----------    ----------
                 Total investment securities                                132,127       144,807
LOANS AND LEASES, net of unearned income                                    657,489       589,441
  Less:  Allowance for loan and lease losses                                 (9,318)       (8,734)
                                                                         ----------    ----------
                 Net loans and leases                                       648,171       580,707
PREMISES AND EQUIPMENT, net                                                  10,402         7,270
ACCRUED INTEREST RECEIVABLE                                                   3,947         3,053
OTHER REAL ESTATE OWNED                                                         849           849
BANK-OWNED LIFE INSURANCE                                                    14,883        14,396
GOODWILL                                                                     11,574        11,574
OTHER ASSETS                                                                 12,083        13,748
                                                                         ----------    ----------
   TOTAL ASSETS                                                          $  917,764    $  812,669
                                                                         ==========    ==========

LIABILITIES AND SHAREHOLDERS' EQUITY
DEPOSITS:
  Non interest-bearing                                                   $  182,938    $  162,769
  Interest-bearing checking                                                 242,514       172,550
Savings                                                                      86,735       100,406
Time deposits less than $100                                                144,431       140,638
Time deposits $100 and over                                                  66,970        33,820
                                                                         ----------    ----------
                  Total deposits                                            723,588       610,183
FHLB ADVANCES                                                                85,000        85,000
FEDERAL FUNDS PURCHASED                                                          --        21,700
SECURITIES SOLD UNDER AGREEMENTS TO REPURCHASE                                9,425         7,538
ACCRUED INTEREST PAYABLE                                                      2,385         1,553
OTHER LIABILITIES                                                             9,911         6,869
SUBORDINATED DEBT                                                            24,743        24,743
                                                                         ----------    ----------
                Total liabilities                                           855,052       757,586
                                                                         ----------    ----------
SHAREHOLDERS' EQUITY:
Common stock, par value $0.50 per share: 20,000,000 shares authorized,
   7,945,201 and  7,584,502 shares outstanding at September 30, 2005
   and 2004, respectively                                                     3,973         3,700
Additional paid-in capital                                                   52,954        46,283
Retained earnings                                                             5,043         3,229
Accumulated other comprehensive income                                          742         1,871
                                                                         ----------    ----------
                Total shareholders' equity                                   62,712        55,083
                                                                         ----------    ----------
   TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                            $  917,764    $  812,669
                                                                         ==========    ==========

Greater Community Bancorp
Consolidated Statements of Income
(dollars in thousands, except per share data)

                                                  THREE MONTHS ENDED      NINE MONTHS ENDED
                                                     September 30,          September 30,
                                                  -------------------    -------------------
                                                    2005       2004        2005       2004
                                                  --------   --------    --------   --------
                                                      (Unaudited)            (Unaudited)
INTEREST INCOME:
   Loans and leases                               $ 11,029   $  8,711    $ 30,860   $ 25,225
   Investment securities                             1,393      1,383       4,133      4,207
   Federal funds sold and deposits with banks          284         87         633        350
                                                  --------   --------    --------   --------
         Total interest income                      12,706     10,181      35,626     29,782
                                                  --------   --------    --------   --------
INTEREST EXPENSE:
   Deposits                                          2,709      1,523       6,922      4,350
   Short-term borrowings                             1,166      1,137       3,502      3,420
   Long-term borrowings                                507        507       1,521      1,521
                                                  --------   --------    --------   --------
         Total interest expense
                                                     4,382      3,167      11,945      9,291
                                                  --------   --------    --------   --------

NET INTEREST INCOME                                  8,324      7,014      23,681     20,491
PROVISION FOR LOAN AND LEASE LOSSES                    260        245         700        962
                                                  --------   --------    --------   --------
        Net interest income after provision for
         loan and lease losses                       8,064      6,769      22,981     19,529
                                                  --------   --------    --------   --------
NON-INTEREST INCOME:
   Service charges on deposit accounts                 742        715       2,203      2,144
   Other commission and fees                           178        163         533        528
   Loan fee income                                     114        108         383        294
   Gain on sale of investment securities                --        301         640      1,121
   Gain on sale of leases                               --         (3)         --         (1)
   Bank-owned life insurance                           120        119         380        370
   All other income                                    225        196         683        631
                                                  --------   --------    --------   --------
         Total non-interest income
                                                     1,379      1,599       4,822      5,087
                                                  --------   --------    --------   --------

NON-INTEREST EXPENSE:
   Salaries and employee benefits                    3,380      3,082      10,154      9,387
   Occupancy and equipment                             944        872       2,827      2,689
   Regulatory, professional and other fees             586        533       1,722      1,522
   Computer services                                   167        149         478        430
   Office expenses                                     299        298         913        893
   Other operating expenses                            677        574       1,852      1,630
                                                  --------   --------    --------   --------
        Total non-interest expense
                                                     6,053      5,507      17,946     16,551
                                                  --------   --------    --------   --------

INCOME BEFORE PROVISION FOR INCOME TAXES             3,390      2,861       9,857      8,065

PROVISION FOR INCOME TAXES                           1,122        885       3,215      2,435
                                                  --------   --------    --------   --------

NET INCOME                                        $  2,268   $  1,976    $  6,642   $  5,630
                                                  ========   ========    ========   ========

Weighted average shares outstanding - Basic          7,894      7,564       7,834      7,503
Weighted average shares outstanding - Diluted        8,061      7,875       8,001      7,832
Earnings per share - Basic                        $   0.29   $   0.26    $   0.85   $   0.75
Earnings per share - Diluted                      $   0.28   $   0.25    $   0.83   $   0.72
